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                  (DEL) U.S. ENVIRONMENTAL, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Computation of Earnings Per Common Share


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
                                                                                                                  February 18, 1988,
                                                For the Three Months Ended             For the Six Months Ended     (Inception) to
                                                March 31,        March 31,           March 31,         March 31,       March 31,
                                              -------------------------------       ------------------------------- --------------
                                                  1998             1997                 1998             1997             1998
                                              --------------   --------------       -------------    -------------- --------------

Shares  outstanding:                             86,353,394       46,001,909          86,353,394        46,001,909       86,353,394
Weighted average shares outstanding              81,469,917       45,909,021          81,462,785        34,435,163       28,630,372

Loss before extraordinary gain                            -          (70,637)                  -          (168,950)      (5,137,724)
Extraordinary gain on forgiveness of debt                 -          197,548                   -           197,548          176,152
Net income (loss)                             $    (185,187)   $     126,910       $    (316,130)    $      28,598     $ (4,961,572)

Earnings (loss) per common share:
Loss before extraordinary gain                            -           (0.002)                  -            (0.005)           (0.18)
Extraordinary gain on forgiveness of debt                 -            0.004                   -             0.006             0.01
Net income (loss) per share                   $      (0.002)   $       0.003       $      (0.004)    $       0.001     $      (0.17)
                                              ==============   ==============       =============    ==============    =============

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